UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 19, 2012

HITOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-103986	98-0384073
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

6513 132nd Ave NE #376

Kirkland WA 98033

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 245-5533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

Prior to the issuance of the financial statements for the period ended September 30, 2012, management determined that it had not recorded a consulting agreement between Turon Capital Partners, Inc. and the Company.  The agreement was effective on March 2, 2012, and resulted in a restatement for both the March 31, 2012 and June 30, 2012 financial statements, which were filed with the SEC on January 10, 2013.  The agreement between the parties was for ongoing consulting and support assistance for the marketing of all the Company’s products.  The term of the agreement is for a period of twelve months but can be canceled by either party with a sixty day written notice by certified/registered mail.  Compensation provided to Turon Capital Partners, Inc. was in the form of an issuance of 3,142,750 common shares.  Furthermore, the Company has agreed to advance $50,000 upon the approval of a ninety day marketing plan that has yet to be finalized.

The following table represents the effects of the restated statements as of March 31, 2012 and June 30, 2012:

	March 31, 2012		June 30, 2012
	Restated	Original	Restated	Original
Prepaid expenses	316,894	0	230,468	0
Common Stock	69,231	66,088	69,231	91,088
Capital in excess of Par Value	1,580,296	1,237,736	1,602,796	1,237,736
Retained Deficit	(1,848,149)	(1,941,562)	(1,848,149)	(1,998,588)
(Loss)/Income	(122,201)	(93,413)	(277,468)	(150,439)

Revenues and expenses will not be affected, except as per share calculations.

Registrant’s audit committee, or members serving as such, discussed the matter with the Company’s independent accountant.

SIGNATURES

HITOR GROUP, INC.

Ken Martin, CEO